Exhibit 4.2

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

BIOMARIN PHARMACEUTICAL INC.

1.875% SENIOR SUBORDINATED CONVERTIBLE NOTES DUE 2017

NO. A1 CUSIP: 09061G AD3

BioMarin Pharmaceutical Inc., a Delaware corporation, promises to pay to Cede & Co. or registered assigns the principal amount of Three Hundred Twenty Four Million Eight Hundred Seventy Five Thousand Dollars ($324,875,000) on April 23, 2017.

Interest Payment Dates:	April 23 and October 23,
commencing October 23, 2007
Record Dates:	April 8 and October 8

This Security shall bear interest as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

Additional provisions of this Security are set forth on the other side of this Security.

Dated: April 23, 2007

[SIGNATURE PAGE FOLLOWS]

Promise to Pay - 1 of 2

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed as of April 23, 2007.

BioMarin Pharmaceutical Inc.

By:

By:

Trustee’s Certificate of Authentication:

This is one of the Securities referred to in the within-mentioned Indenture.

Wilmington Trust Company, as Trustee

By:

Authorized Signatory:

Promise to Pay - 2 of 2

BIOMARIN PHARMACEUTICAL INC.

1.875% SENIOR SUBORDINATED CONVERTIBLE NOTES DUE 2017

1.	INTEREST

The Company promises to pay interest on the principal amount of this Note at the rate of 1.875% per annum. The Company shall pay interest semiannually in arrears on April 23 and October 23 of each year (each, an “Interest Payment Date”), commencing on October 8, 2007. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 23, 2007; provided, however, that if there is not an existing default in the payment of interest and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, such Interest Payment Date. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

If the Holder elects to require the Company to repurchase this Security pursuant to Section 5 of this Security, on a date that is after the Regular Record Date and prior to the corresponding Interest Payment Date, interest, including Special Interest, if any, accrued and unpaid hereon to, but not including, the applicable Fundamental Change Repurchase Date, will be paid to the Holder in whose name the Securities are registered as of the close of business on the Regular Record Date immediately preceding the applicable Fundamental Change Repurchase Date.

A Holder of any Security at the close of business on a Regular Record Date shall be entitled to receive interest, including Special Interest, if any, on such Security on the corresponding Interest Payment Date. A Holder of any Security which is converted after the close of business on a Regular Record Date and prior to the corresponding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date) shall be entitled to receive interest, including Special Interest, if any, on the principal amount of such Security, notwithstanding the conversion of such Security prior to such Interest Payment Date. However, any such Holder which surrenders any such Security for conversion during the period between the close of business on such Regular Record Date and ending with the opening of business on the corresponding Interest Payment Date shall be required to pay the Company an amount equal to the interest, including Special Interest, if any, on the principal amount of such Security so converted (but excluding any overdue interest, including Special Interest, if any, on the principal amount of such Security so converted that exists at the time such Holder surrenders such Security for conversion), which is payable by the Company to such Holder on such Interest Payment Date, at the time such Holder surrenders such Security for conversion. Notwithstanding the foregoing, any such Holder which surrenders for conversion any Security (a) with respect to which the Company has specified a Fundamental Change Repurchase Date that is after such Regular Record Date and on or prior to the next succeeding Interest Payment Date, or (b) after the last Regular Record Date prior to the Final Maturity Date, in either case, shall be entitled to receive (and retain) such interest, including Special Interest, if any, and need not pay the Company an amount equal to the interest, including Special Interest, if any, on the principal amount of such Security so converted at the time such Holder surrenders such Security for conversion.

Form of Reverse Side of Security

2.	METHOD OF PAYMENT

The Company shall pay interest, including Special Interest, if any, on this Security (except defaulted interest) to the person who is the Holder of this Security at the close of business on April 8 and October 8, as the case may be, (each, a “Regular Record Date”) immediately preceding the related Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect payment of principal. The Company will pay principal and interest and Special Interest, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest, including Special Interest, if any, in respect of any Certificated Security by check or wire transfer payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $5,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee at least 10 Business Days prior to the Payment Date. The Company may mail an interest check to the Holder’s registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder.

3.	PAYING AGENT, REGISTRAR AND CONVERSION AGENT

Initially, Wilmington Trust Company (the “Trustee,” which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4.	INDENTURE, LIMITATIONS

This Security is one of a duly authorized issue of Securities of the Company designated as its 1.875% Senior Subordinated Convertible Notes Due 2017 (the “Securities”), issued under an Indenture dated as of March 29, 2006 (the “Base Indenture”), as supplemented by the Second Supplemental Indenture dated April 23, 2007 (the “Second Supplemental Indenture” and together with the Base Indenture, the “Indenture”), between the Company and the Trustee. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and said Act for a statement of them.

The Securities are senior subordinated unsecured obligations of the Company limited to $324,875,000 in aggregate principal amount at maturity. The Indenture does not limit the incurrence of other debt of the Company or its existing or future Subsidiaries, secured or unsecured.

Form of Reverse Side of Security

5.	PURCHASE OF SECURITIES AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE

If a Fundamental Change occurs, at the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for cash, subject to certain exceptions described in the Indenture all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000) of the Securities held by such Holder on a date specified by the Company that is no later than 30 days after the date of the Fundamental Change Company Notice, at a purchase price equal to 100% of the principal amount thereof together with unpaid interest, including Special Interest, if any, accrued to, but excluding, the Fundamental Change Repurchase Date. A Fundamental Change Company Notice shall be given by the Company to the Holders as provided in the Second Supplemental Indenture. To exercise such repurchase right, a Holder must deliver to the Trustee a Fundamental Change Repurchase Notice as provided in the Second Supplemental Indenture.

6.	CONVERSION

Subject to and upon compliance with the provisions of the Indenture, a Holder may surrender for conversion any Security that is $1,000 principal amount or integral multiples thereof.

Subject to certain conditions provided for in the Second Supplemental Indenture, in certain circumstances, a Holder may receive an amount in Common Stock equal to the Make Whole Premium, in addition to the shares of Common Stock issuable upon conversion of such Security.

The Conversion Rate shall be initially equal to 49.1171 shares of Common Stock per $1,000 principal amount of Securities. The Conversion Rate shall be adjusted under certain circumstances as provided in the Indenture.

No fractional share of Common Stock shall be issued upon conversion of a Security. Instead, the Company shall pay a cash adjustment as provided in the Indenture.

7.	SUBORDINATION

The Indebtedness evidenced by this Security is, to the extent and in the manner provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all amounts then due on all Senior Debt of the Company; provided, however, that the Securities, the Indebtedness represented thereby and the payment of the principal of and premium, if any, and interest on the Securities in all respects shall rank equally with, or prior to, all existing and future Indebtedness of the Company that is expressly subordinated to any Senior Debt, and this Security is issued subject to such provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes.

Form of Reverse Side of Security

8.	DENOMINATIONS, TRANSFER, EXCHANGE

The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

9.	PERSONS DEEMED OWNERS

The Holder of a Security may be treated as the owner of it for all purposes.

10.	UNCLAIMED MONEY

If money for the payment of principal or interest, including Special Interest, if any, remains unclaimed for two years, the Trustee and any Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law and the provisions of the Indenture. After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

11.	DISCHARGE PRIOR TO MATURITY.

Subject to certain conditions contained in the Indenture, the Company may discharge its obligations under the Securities and the Indenture if (1) all of the Securities then outstanding shall become due and payable at their scheduled Maturity within one year, and (2) the Company shall have deposited with the Trustee money and/or U.S. Government Obligations sufficient to pay the principal of, and premium, if any, and interest, including Special Interest, if any, on all of the outstanding Securities on the date of Maturity.

12.	AMENDMENT, SUPPLEMENT AND WAIVER

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding (or such lesser amount as shall have acted at a meeting pursuant to the provisions of the Indenture). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other Security.

Form of Reverse Side of Security

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest, including Special Interest, if any, on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

13.	SUCCESSOR ENTITY

When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) shall be released from those obligations.

14.	DEFAULTS AND REMEDIES

Under the Indenture, an Event of Default shall occur if:

(a) the Company shall fail to pay when due the principal or any Fundamental Change Repurchase Price of any Security, including any Make-Whole Premium, when the same becomes due and payable whether at the Final Maturity Date, upon repurchase, acceleration or otherwise whether or not such payment is prohibited by Article 5 of the Second Supplemental Indenture; or

(b) the Company shall fail to pay an installment of interest, including Special Interest, if any, on any of the Securities, which failure continues for 30 days after the date when due whether or not such payment is prohibited by Article 5 hereof; or

(c) the Company shall fail to deliver when due all shares of Common Stock, together with cash instead of fractional shares deliverable upon conversion of the Securities, which failure continues for 10 days; or

(d) the Company fails to perform or observe any other term, covenant or agreement contained in the Securities, the Second Supplemental Indenture or the Base Indenture and the failure continues for a period of 60 days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the then-outstanding Securities; or

(e) (i) the Company fails to make any payment by the end of the applicable grace period, if any, after the maturity of any Indebtedness for borrowed money in an amount in excess of $10,000,000 or (ii) there is an acceleration of any Indebtedness for borrowed money in an amount in excess of $10,000,000 because of a default with respect to such Indebtedness without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled, in the case of either (i) or (ii) above, for a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the then-outstanding Securities; or

(f) the Company fails to provide a Fundamental Change Company Notice in accordance with Section 3.08 of the Second Supplemental Indenture; or

Form of Reverse Side of Security

(g) a court having jurisdiction enters (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any Bankruptcy Law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approves as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable U.S. federal or state law, or appoints a Receiver of the Company or of any substantial part of its property, or orders the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(h) the Company pursuant to or within the meaning of any Bankruptcy Law:

(1) commences as a debtor a voluntary case or proceeding;

(2) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

(3) consents to the appointment of a Receiver of it or for all or substantially all of its property;

(4) makes a general assignment for the benefit of its creditors;

(5) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

(6) consents to the filing of such a petition or the appointment of or taking possession by a Receiver.

The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Receiver” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

Notwithstanding the foregoing or anything to the contrary set forth in the Second Supplemental Indenture, to the extent elected by the Company, the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations set forth in Section 6.05 of the Second Supplemental Indenture and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, will for the first 180 days after the occurrence of such an Event of Default consist exclusively of the right to receive special interest on the Securities at an annual rate equal to 1.0% of the principal amount of the Securities (“Special Interest”). The Special Interest will accrue on all outstanding Securities from and including the date on which an Event of Default relating to a failure to comply with the reporting obligations set forth in Section 6.05 of the Second Supplemental Indenture first occurs to but not including the 180th day thereafter (or such earlier date on which the Event of Default shall have been cured or waived). On such 180th day (or earlier, if the Event of Default relating to the reporting obligations is cured or waived prior to such 180th day), such Special Interest will cease to accrue

Form of Reverse Side of Security

and, if the Event of Default relating to reporting obligations has not been cured or waived prior to such 180th day, the Securities will be subject to acceleration as provided for in Section 8.02 of the Second Supplemental Indenture. In the event the Company does not elect to pay Special Interest upon an Event of Default in accordance with this paragraph, the Securities will be subject to acceleration as provided for above. If the Company elects to pay Special Interest as the sole remedy an Event of Default relating to the failure to comply with reporting obligations in Section 6.05 of the Second Supplemental Indenture or for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act in, the Company will notify all Holders, the Trustee and Paying Agent of such election on or before the close of business on the date on which such Event of Default first occurs.

15.	TRUSTEE DEALINGS WITH THE COMPANY

Wilmington Trust Company, the initial Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

16.	NO RECOURSE AGAINST OTHERS

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Security by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

17.	AUTHENTICATION

This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

18.	ABBREVIATIONS AND DEFINITIONS

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

19.	CUSIP NUMBERS.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on this Security. No representation is made as to the accuracy of such numbers either as printed on this Security and reliance may be placed only on the other identification numbers placed thereon.

Form of Reverse Side of Security

20.	INDENTURE TO CONTROL; GOVERNING LAW

In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: BioMarin Pharmaceutical Inc. 105 Digital Drive, Novato, California 94949, Attention: Corporate Counsel, Facsimile No.: (415) 382-7889, Telephone No.: (415) 506-6307.

Form of Reverse Side of Security

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code) and irrevocably appoint

Agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

Assignment Form

CONVERSION NOTICE

To convert this Security, check the box:

☐

To convert only part of this Security, state the principal amount to be converted (must be $1,000 or an integral multiple of $1,000): $            .

If you want the cash paid to another person or the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code) and irrevocably appoint

Agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

Conversion Notice

FUNDAMENTAL CHANGE REPURCHASE NOTICE

To:	BioMarin Pharmaceutical Inc.

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from BioMarin Pharmaceutical Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to purchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Fundamental Change Repurchase Price to the registered Holder hereof.

Date:	Your Signature:

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Principal amount to be repurchased (in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without any alteration or change whatsoever.

Fundamental Change Repurchase Notice

SCHEDULE OF EXCHANGES OF SECURITIES

The following exchanges, purchase, repurchases, purchases or conversions of a part of this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Security	Amount of Increase in Principal Amount of this Security	Principal Amount of this Global Security following Each Increase or Decrease	Signature of Authorized Officer of Trustee

Schedule of Exchanges of Securities